EXHIBIT 11.1 (a)

                         RICHFOOD HOLDINGS, INC.
              COMPUTATION OF NET EARNINGS PER COMMON SHARE
           (Dollar amounts in thousands, except  per share data)

                                                  Second Quarter Ended
                                              October 14,       October 15,
                                                 1995              1994
                                              (12 Weeks)        (12 Weeks)

NET EARNINGS:                                  $ 6,537             $ 5,403

PRIMARY EARNINGS PER COMMON SHARE:
	Weighted average number of
		common shares outstanding    21,431,668          21,404,686

	Net additional common shares
		issuable upon exercise of
		dilutive options, determined
 	by treasury stock method                341,161	            228,475

	Common shares and equivalents        	21,772,829          21,633,161

	Net earnings per common share (a)       $  0.30             $  0.25


FULLY DILUTED EARNINGS PER COMMON SHARE:
	Common shares and equivalents           21,772,829            21,633,161

	Net additional common shares
		issuable upon exercise of
		dilutive options, determined by
		treasury stock method
		using quarter-end market price,
		if higher than average price    17,949               10,685

	Common shares and equivalents(b)        21,790,778            21,643,846

	Net earnings per common share (a)     $  0.30           	  0.25

NOTE:  	(a)  Dilution is less than 3%.
       	(b)  The Company does not have any other potentially dilutive securities.
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                                                             EXHIBIT 11.1 (b)

                           RICHFOOD HOLDINGS, INC.
                 COMPUTATION OF NET EARNINGS PER COMMON SHARE
             (Dollar amounts in thousands, except  per share data)

                                                     Year-to-Date
                                              October 14,       October 15,
                                                  1995              1994
                                               (24 Weeks)        (24 Weeks)

NET EARNINGS:                                   $ 12,903         $ 10,272

PRIMARY EARNINGS PER COMMON SHARE:
	Weighted average number of
		common shares outstanding	 21,429,928       21,378,753

	Net additional common shares
		issuable upon exercise of
		dilutive options, determined
		by treasury stock method	  341,161	      228,475

	Common shares and equivalents             21,771,089       21,607,228

	Net earnings per common share (a)         $  0.59           $  0.48


FULLY DILUTED EARNINGS PER COMMON SHARE:
	Common shares and equivalents             21,771,089      21,607,228

	Net additional common shares
		issuable upon exercise of
		dilutive options, determined by
		treasury stock method
		using quarter-end market price,
		if higher than average price	   17,949	       10,685

	Common shares and equivalents(b)           21,789,038       21,617,913

	Net earnings per common share (a)	     $  0.59          $  0.48

NOTE:  	(a)  Dilution is less than 3%.
       	(b) The Company does not have any other potentially dilutive securities.